LEGAL & COMPLIANCE, LLC

LAURA ANTHONY, ESQUIRE LAZARUS ROTHSTEIN, ESQUIRE CHAD FRIEND, ESQUIRE MICHAEL RASMUSSEN, ESQUIRE _______________ OF COUNSEL: PETER P. LINDLEY, ESQUIRE, CPA STUART REED, ESQUIRE MARC S. WOOLF, ESQUIRE	WWW.LEGALANDCOMPLIANCE.COM WWW.SECURITIES-LAW-BLOG.COM

DIRECT E-MAIL: LANTHONY@LEGALANDCOMPLIANCE.COM

January 14, 2015

Orbis Corporation

319 Clematis Street, Suite 1008

West Palm Beach, FL 33401

Re: Orbis Corporation Registration Statement on Form S-1

Gentlemen:

You have requested our opinion, as counsel for Orbis Corporation, a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 30,000,000 shares of common stock, $0.001 par value per share (the “Shares”), at a public offering price of $0.01 per share as set forth in the Registration Statement.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Registration Statement, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Nevada; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Legal & Compliance, LLC

By:	/s/ Laura Anthony
Laura Anthony, Esq.

330 CLEMATIS STREET, #217 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832